UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2021

LAKE FOREST MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Suite 4 Carson City, NV	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 917 310 3069

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	LAKF	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01, Changes in Control of Registrant

Effective January 31, 2021, Astutia Venture Capital AG acquired 8,000,000 of the issued and outstanding common shares of Lake Forest Minerals Inc. (“we’, “us”, “our”, the “Company”).  As a result of the transaction, Astutia Venture Capital AG   holds 72.7% of our outstanding voting securities.  The shares were acquired in a private transaction from Mr. Jeffrey Taylor using the purchaser’s funds.  Mr. Taylor no longer holds any equity interest in our Company.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 31, 2021, Mr. Taylor resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and director of the Company.  Having consented to act as sole officer and director of the Company,  Larson Elmore was appointed to fill the ensuing vacancies.

Larson Elmore, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Sole Director.

Mr. Elmore is a seasoned professional, with a proven track record for identifying companies with products and services with hidden potential, then building an effective business model around them. Throughout his career he has been instrumental in raising over $3 billion from professional and private investors for a variety of projects.

He began his career in the Seminar and Education sector, working with prominent leaders including Zig Ziglar, Paul Harvey, Art Linkletter and other pioneers in media, management and marketing. Over the years he has been involved in property development, managing a personal portfolio over $100 million while working on large scale projects, consulting for RBC Mortgage Group, securing a $43 million dollar commitment for the construction of Home Depot’s 250,000 square foot National Headquarters in Atlanta, and a $2.4 billion casino resort project in Mississippi. He also founded a direct response telecommunications firm utilizing AT&T and MCI WorldCom billing systems to generate revenue.

For the last 20 years Larson has focused on the formation of concept-centric ventures around emerging market sectors, renewable energy, pharmaceuticals and real estate. He is currently serving on several public boards. His broad-based knowledge of various disciplines, along with his high-level contacts in multiple industries facilitate his ability to organize the resources and high-quality leadership necessary to implement these strategies.

He earned his BA degree from Johnson University in Knoxville, Tennessee, where he received its Outstanding Speaker Award and has completed coursework towards a Masters and PhD in Speech and Communications at Lincoln University, Indiana University, and Hebrew Union in Jerusalem.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE FOREST MINERALS INC.

Date: February 3, 2021	By:	/s/ Larson Elmore
Larson Elmore
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

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